Exhibit 4(d)(14) - Amendment 14 to revolving credit agreement with Congress Financial

                    AMENDMENT NO. 14 TO FINANCING AGREEMENTS


May 16, 2003

One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334

Gentlemen:

         Congress Financial Corporation (Southern) ("Lender"), One Price Clothing Stores, Inc. ("One Price") and One Price Clothing of Puerto Rico, Inc. ("One Price PR"; and together with One Price, individually referred to as a "Borrower" and collectively as the "Borrowers") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 25, 1996, between the Lender and Borrowers (the "Loan Agreement"), as amended by Amendment No. 1 to Financing Agreements, dated May 16, 1997, Amendment No. 2 to Financing Agreements, dated June 17, 1997, Amendment No. 3 to Financing Agreements, dated February 19, 1998, Amendment No. 4 to Financing Agreements, dated January 31, 1999, Amendment No. 5 to Financing Agreements, dated February 23, 2000, Amendment No. 6 to Financing Agreements, dated June 30, 2000, Amendment No. 7 to Financing Agreements, dated February 9, 2001, Amendment No. 8 to Financing Agreements, dated September 13, 2001, Amendment No. 9 to Financing Agreements, dated November 12, 2001, Amendment No. 10 to Financing Agreements, dated December 12, 2001, Amendment No. 11 to Financing Agreements, dated January 31, 2002, Amendment No. 12 to Financing Agreements, dated September 25, 2002, and Amendment No. 13 to Financing Agreements, dated April 2, 2003, and together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.

         Borrowers have requested that Lender agree to amend Section 9.15.2 of the Loan Agreement. Lender is willing to do so on the terms and conditions and to the extent set forth herein.

         In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1. Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. Monthly Net Sales. Section 9.15.2(c) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

                           "(i) Borrowers, collectively, shall for each fiscal
month ending on the date listed below, have net sales for such fiscal month of not less than the amount listed opposite each such fiscal month:

                           Month                              Net Sales
                           -----                              ---------
                           April 5, 2003                      $24,650,000
                           May 3, 2003                        $25,300,000
                           May 31, 2003                       $27,000,000
                           July 5, 2003                       $29,750,000
                           August 2, 2003                     $21,250,000
                           August 30, 2003                    $20,825,000
                           October 4, 2003                    $21,845,000
                           November 1, 2003                   $17,510,000
                           November 29, 2003                  $19,635,000
                           January 3, 2004                    $35,785,000
                           January 31, 2004                   $14,450,000

                           (ii) For each fiscal month ending on or after the
last date listed above, Borrowers, collectively, shall have net sales for such fiscal month of not less than eighty-five (85%) of the Projections for such period delivered by Borrower to Lender pursuant to Section 7(f) of Amendment No. 13, which Projections must be acceptable to Lender."

         3. Conditions Precedent. The effectiveness of the amendments set forth herein are further conditioned upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

                           (a) No Event of Default, or act, condition or event
which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;
                           (b) Lender shall have received an original of this
Amendment, duly authorized, executed and delivered by each Borrower and One Price VI.

         4. Additional Representations, Warranties and Covenants. Each Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

                           (a) All of the representations and warranties set
forth in the Loan Agreement and the other Financing
Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                           (b) No Event of Default or act, condition or event
which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

                           (c) This Amendment has been duly executed and
delivered by each Borrower and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower contained herein constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

         5. Additional Items to Be Delivered. Borrowers and One Price VI hereby agree that, in addition to all other terms, conditions and provisions set forth in the other Financing Agreements, Borrowers and One Price VI shall deliver or cause to be delivered to Lender, in form and substance satisfactory to Lender, as soon as possible, but in any event, by no later than May 16, 2003, the original opinion letter from in-house counsel to Borrower with respect to the execution, perfection and enforcement of the pledge of all of the shares of the capital stock of One Price PR and One Price VI pursuant to the Pledge and Security Agreement, dated as of April 22, 2003, by One Price in favor of Lender.

         6. Miscellaneous.

                           (a) Additional Events of Default. The parties hereto
acknowledge, confirm and agree that the failure of Borrowers or One Price VI to comply with any of the covenants, conditions and agreements contained herein shall constitute an Event of Default under the Financing Agreements.

                           (b) Entire Agreement; Ratification and Confirmation
of the Financing Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except for those provisions specifically modified or waived pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

                           (c) Governing Law. This Amendment and the rights and
obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.

                           (d) Binding Effect. This Amendment shall be binding
upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

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                           (e) Counterparts. This Amendment may be executed in
any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         By the signature hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.

                                            Very truly yours,
                                            CONGRESS FINANCIAL CORPORATION
                                                 (SOUTHERN)

                                            By:   /s/ Barry M. Dolin
                                                  ---------------------

                                            Title: Vice President




AGREED AND ACCEPTED:
ONE PRICE CLOTHING STORES, INC.

By:   /s/ C. Burt Duren
      -----------------

Title: Vice President - Finance & Treasurer


ONE PRICE CLOTHING OF PUERTO RICO, INC.

By:  /s/ C. Burt Duren
     -----------------

Title: Vice President - Finance & Treasurer


CONSENTED TO AND AGREED:
ONE PRICE CLOTHING - U.S. VIRGIN ISLANDS, INC.

By:  /s/ C. Burt Duren
     -----------------

Title: Vice President - Finance & Treasurer